Exhibit 99.1



        Mpower Communications Announces Solid First Quarter 2000 Results

 Robust Revenue and Line Growth Provide Momentum for the Future; VoDSL Takes Off

o First quarter revenue increased 26% sequentially and 203% from a year ago

o Lines in service grew by 18% over fourth quarter and 159% over first quarter 1999

o In its first quarter of commercial availability, VoDSL accounted for 12% of lines sold and 4% of lines provisioned

o        Collocation facilities reached 446 built; 305 revenue ready


ROCHESTER, NY - May 4, 2000 - Mpower Communications Corp. (NASDAQ: MPWR), a leading provider of broadband data, Internet and telephony services to business customers, today announced results of its operations for the quarter ended March 31, 2000 that reflect strong performance across the board and position Mpower as a pioneer of VoDSL (Voice over Digital Subscriber Line) services.

Mpower reported record revenue for the first quarter of $25.5 million, a 203% increase over first quarter 1999 revenue of $8.4 million, and a 26% increase sequentially over the fourth quarter. Mpower posted an EBITDA (earnings before interest, taxes, stock-based compensation, depreciation and amortization) loss of $20.9 million for the quarter, compared to an EBITDA loss of $7.8 million in the prior year's first quarter, exceeding First Call estimates.

Voice line equivalents sold in the first quarter were 49,219 and net lines installed increased by 26,122 to total 168,786 lines in service as of quarter's end, all of which are 100% on-switch and on-net. This growth represents an 18% increase over the 142,664 lines in service at the end of 1999, and a 159% increase over the 65,147 lines in the first quarter of 1999.

This quarter Mpower became one of the first companies in the industry to actively market and sell Voice-over-DSL service in all of its service territories. The company reported that 12% of its lines sold and 4% of its lines provisioned in the first quarter were VoDSL equivalents.

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                                                          Mpower Earnings/Page 2

"While the rest of the industry is making plans to conduct trials for VoDSL, we are selling and installing integrated voice and data services over SDSL for business customers across all of our markets," stated Mpower Communications President and CEO Rolla P. Huff. "Just as we were one of the first facilities-based CLECs to pioneer the provisioning of unbundled local loops, today we are breaking new ground in the deployment and provisioning of VoDSL. This is a critical milestone in our evolution to become an integrated applications provider."


Mpower First Quarter Highlights

o Successfully completed a $250 million debt offering and $541 million equity offering, providing the company with nearly $1 billion in invested capital and fully funding its current business plans.

o Significantly expanded the size of its direct sales staff over the fourth quarter of 1999, with 236 quota-carrying sales representatives in place.

o Established 446 central office collocations, 305 of which were revenue ready.

o Targeted focus on small to midsize business customers with business lines, including payphones, representing 93% of the company's net lines installed.

o Hired Roger J. Pachuta as Senior Vice President of Network Services from AT&T Wireless to lead national network build.

o Signed an agreement with DSET to facilitate electronic bonding with Ameritech, Bell Atlantic North Region, Bell Atlantic South Region, GTE, Pacific Bell, SBC, and U S WEST.

"By all metrics, Mpower outperformed our targets for the first quarter. From revenue and access lines to collocations and sales people, we are seeing strong growth across the board and I am extremely proud of the lightning pace at which our expanded management team has come together to produce results," added Huff. "This is particularly significant given the fact that we are simultaneously investing in the business to build a national footprint and to evolve the company from a connectivity business to a data applications provider. I would expect to see these investments yield even higher returns in terms of lines and revenue later this year."

Extending the momentum in to the second quarter, Mpower unveiled its new Internet portal with e-commerce alliances with BizBuyer.com, Biztro and inc.com to evolve its Web site into a critical business destination for small business customers. Mpower also announced the acquisition of St-Louis-based Primary Network, significantly expediting its entry into key Southwest markets.

"The acquisition of Primary is a perfect example of how our strong balance sheet allows us to be opportunistic in the recent turbulent stock market conditions," said Huff. "We are continuing to pursue additional strategic alliances that will provide speed-to-market, further extend our service footprint and add to our growing portfolio of Web-enabled applications."

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                                                          Mpower Earnings/Page 3

About Mpower Communications Corp.
Mpower Communications (a/k/a MGC Communications, Inc.) is a facilities-based broadband communications provider offering a full range of data, telephony, Internet access and Web hosting services for small and medium-size business customers. The company currently operates in markets within Northern and Southern California, Chicago, Atlanta, Southern Florida and Las Vegas. Mpower ranked 12th in the Bloomberg Tech 100 listing of the fastest growing technology companies in the United States based on sales growth for the 1999 fiscal year. Further information about the company can be found at www.mpowercom.com.


Forward-Looking Statements
Certain statements contained in this press release that state Mpower Communications and/or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially as a result of risks and uncertainties including, but not limited to, projections of future sales, returns on invested assets, regulatory approval processes, market conditions and other risks detailed from time to time in Mpower's Securities and Exchange Commission filings.


Investor Relations Inquiries:                        Media Inquiries:
David S. Clark                                       Michele D. Sadwick
Senior Vice President                                Vice President
716.218.6559                                         716.218.6542
dclark@mpowercom.com                                 msadwick@mpowercom.com
--------------------                                 ----------------------


Mpower Communications First Quarter Earnings Conference Call

Date:                      May 4, 2000
Time:                      11:00 a.m. (Eastern Daylight Time)
Participants:              Rolla P. Huff, President and Chief Executive Officer
                           Michael R. Daley, Executive Vice President and Chief
                              Financial Officer
Conference Call Number:    888-937-3934 (domestic)
                           001-712-271-0003 (international)

Please ask for the "Mpower First Quarter" call.


A replay of the conference call will be available from Thursday, May 4, 2000 at 1:00 p.m. through Thursday, May 11, 2000 at 1:00 p.m. by dialing 800-633-8284. The reservation number for the replay is #14743217.

                                      # # #





(in thousands, except per share data)                       Three Months Ended March 31
                                                       -------------------------------------
Statements of Operations:                                    2000               1999
                                                       -----------------  ------------------
Revenues                                                       $ 25,458             $ 8,401
Cost of operating revenues                                       23,231               8,483
Selling, general & administrative                                23,140               7,727
Stock-based compensation                                          1,576                   -
Depreciation & amortization                                       6,761               3,484
                                                       -----------------  ------------------
Loss from operations                                            (29,250)            (11,293)
Net interest income/(expense) and other                           3,906              (2,919)
Preferred stock dividend                                         (3,007)                  -
Preferred stock accretion to redemption value                    (3,489)                  -
                                                       -----------------  ------------------
Net loss applicable to common stockholders                    $ (31,840)          $ (14,212)
                                                       =================  ==================
Basic and diluted loss per share of common stock                $ (1.18)            $ (0.83)
                                                       =================  ==================
Basic and diluted weighted average shares outstanding            26,939              17,205

EBITDA  (1)                                                   $ (20,913)           $ (7,809)

(in thousands)                                                As of             As of
Selected Balance Sheet Data:                             March 31, 2000   December 31, 1999
                                                       -----------------  ------------------
Cash, cash equiv. & investments                               $ 895,845           $ 169,070
Restricted investments                                           20,534              20,256
Property & equipment, net                                       230,163             191,612
Current liabilities                                              83,668              52,363
Long-term debt, net of current portion                          404,504             161,312
Redeemable preferred stock                                      239,216              84,973
Stockholders' equity                                            448,878             103,781

                                                             As of              As of               As of
Selected Operational Statistics:                        March 31, 2000     December 31, 1999   March 31, 1999
                                                       -----------------  ------------------   ----------------
     Switches in service                                              7                   7                  7
     Markets Served                                                  13                  13                 13
     Collocated facilities built                                    446                 322                233
     Collocated facilities revenue ready                            305                 245                198
     Collocated facilities DSL revenue ready                        248                  85                  -
     Number of employees                                          1,314                 849                469
     Number of sales employees                                      356                 187                 74

     Lines in service:
         Business                                                97,672              74,832             29,038
         Pay phone                                               22,362              20,679              9,077
         Residential                                             48,752              47,153             27,032
                                                       -----------------  ------------------   ----------------
              Total lines in service                            168,786             142,664             65,147
                                                       =================  ==================   ================


(1) Earnings before interest, taxes, stock-based compensation, depreciation and amortization (EBITDA) is a measure commonly used in the communications industry to analyze operating performance, leverage and liquidity.